Exhibit 99.1
Investor Relations and
Corporate Communications Contact:
Christy Linn
(214) 466-1825
ir@archlearning.com
FOR IMMEDIATE RELEASE
ARCHIPELAGO LEARNING ACQUIRES
ENGLISH LANGUAGE LEARNING PROVIDER ALLOY MULTIMEDIA
Executing on strategy to offer teachers a comprehensive, fully digital supplemental solution
DALLAS, June 27, 2011 — Archipelago Learning (NASDAQ:ARCL) a leading subscription-based, software-as-a-service (SaaS) provider of education products, today announced that it has acquired Houston-based Alloy Multimedia, publisher of ESL ReadingSmart, an online, standards-based program for English language learners (ELL), for $2.0 million in cash, and the founder will receive a royalty on future net sales of ESL ReadingSmart. The transaction closed on June 24, 2011.
“We are excited to complete the acquisition of Alloy Multimedia and its flagship product ESL ReadingSmart, and welcome Clara Rojas and her team into our organization. ESL ReadingSmart is another high quality, rigorous and engaging product to add to Archipelago’s portfolio, and enables us to better meet a growing need for our customers,” said, Tim McEwen, Chairman, President and Chief Executive Officer for Archipelago Learning. “We continue to take the necessary steps toward delivering on our strategy to become a leading provider of digital supplemental education by offering a comprehensive suite of products.”
He went on to say, “There are approximately six million English language learners enrolled in K-12 schools in the U.S. annually, and that number has grown by nearly five percent per year. We believe a compelling online ELL product that is simple to implement and use, is engaging, and actually works, will serve as an invaluable tool to help teachers improve the English language proficiency and academic performance of these students.”
Clara M. Rojas, Founder of Alloy Multimedia commented, “We are enthusiastic about becoming part of the Archipelago Learning product set and family. English language learners are a growing and underserved student-base. With Archipelago Learning, a proven digital education provider with a robust sales and marketing infrastructure, we will be able to offer ESL ReadingSmart to millions of students across the U.S.”

Launched in 2002, Alloy Multimedia publishes ESL ReadingSmart, an online, standards-based program for English language learners targeted toward grades 4-12. The product offers individualized, content-based instruction to develop English language proficiency with emphasis on literacy and academic language development for newcomers, beginners, intermediate, early advanced, and advanced English learners. ESL ReadingSmart is currently used in approximately 350 schools, primarily in Texas.
We plan to fully integrate Alloy Multimedia into Archipelago Learning this year with six employees joining our operations. Rojas will report to Donna Regenbaum, Executive Vice President, Strategy, Product and Marketing for Archipelago Learning.
Mark S. Dubrow, Executive Vice President and Chief Financial Officer for Archipelago Learning commented, “We view this strategic opportunity to enter the ELL market as an effective use of free cash flow to enhance shareholder value. We anticipate that this acquisition will be accretive in year two.”
The table below outlines the 2011 expected ranges for revenue and costs of the acquisition.

($, in thousands)	2011E
Revenues	$175	—	$225
On-going operational costs	525	—	550
One-time development costs	200	—	220
Acquisition costs	$110	—	$120
About Archipelago Learning
Archipelago Learning (NASDAQ:ARCL) is a leading subscription-based, software-as-a-service (SaaS) provider of education products used by approximately 14 million students in about 37,600 schools throughout the United States, Canada, and the United Kingdom. Our comprehensive digital supplemental product suite uses technology to transform education. We make rigorous learning fun, engaging, accessible, and affordable. For more information, please visit us at www.archipelagolearning.com.
About Alloy Multimedia
Launched in 2002, Alloy Multimedia publishes ESL ReadingSmart, an online, standards-based program for English language learners (ELL) targeted toward grades 4-12. The product offers individualized, content-based instruction to develop English language proficiency with emphasis on literacy and academic language development for newcomers, beginners, intermediate, early advanced, and advanced English learners. ESL ReadingSmart is currently used in approximately 350 schools, primarily in Texas. For more information, please visit us at www.eslreadingsmart.com.
Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, but not limited to, statements about the acquisition of Alloy Multimedia, our future performance, our guidance, the future sales of ESL ReadingSmart and related expenses, and the impact of the acquisition on our future results are considered forward-looking statements and reflect current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business as of May 10, 2011. The words “guidance,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “likely,” “future,” and other words and terms of similar meaning are used to identify forward-looking statements. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.
These statements are not guarantees of performance or results and are subject to risks and uncertainties (some of which are beyond our control), which could cause actual results to vary materially from the forward-looking statements contained in this release. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could cause actual results to vary materially from those anticipated in such forward-looking statements. Certain risk factors are discussed in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to (i) our customers’ reliance on, and the availability of, state, local and federal funding; (ii) competitive factors, including large publishers aggressively entering our markets and new competitors more easily entering our markets if national educational standards are adopted; (iii) legislation and regulation, including changes in or the repeal of legislation that mandates state educational standards and annual assessments; (iv) difficulty in evaluating our current and future business prospects because of our recent rapid growth; (v) web-based education failing to achieve widespread acceptance by students, parents, teachers, schools and other institutions; (vi) lower customer renewal rates or a decrease in sales for our Study Island products; (vii) decisions at district or state levels to use our competitors’ products rather than ours; (viii) seasonal fluctuations; (ix) system or network disruptions and technology issues; (x) delays in product development or product releases and the success of new product introductions; (xi) acquisition related risks; (xii) intellectual property related risks; (xiii) our ability to retain key employees; (xiv) risks related to our indebtedness; (xv) legal risks; (xvi) risks related to global and U.S. economic conditions; and, (xvii) risks associated with the integration of EducationCity and Alloy Multimedia and the future performance of our EducationCity and ESL ReadingSmart products.
Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, future developments or otherwise, except as may be required by law.
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